UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2014

WIZARD WORLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 California Street

El Segundo, CA 90245

(Address of principal executive offices)

(310) 648-8410

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Employment Agreement

On September 16, 2014, Wizard World, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Employment Agreement”) with Mr. John Macaluso (“Macaluso”) pursuant to which Macaluso shall continue to serve as the Company’s President and Chief Executive Officer. The initial term of the Employment Agreement shall commence on September 16, 2014 (the “Commencement Date”) and shall expire on March 18, 2018 (the “Initial Term”). The Initial Term will be automatically extended for additional terms of one (1) year each (each a “Renewal Term” and together with the Initial Term, the “Term”), unless either the Company or Macaluso gives prior written notice of non-renewal to the other party no later than sixty (60) days prior to the expiration of the then current Term.

During the Term, the Company will pay Macaluso a base salary of $41,666.67 per month (the “Base Salary”). In addition, subject to the terms and conditions of the Employment Agreement, Macaluso will receive an annual bonus of equal to the following, calculated cumulatively: (i) when the Company achieves annual Adjusted EBITDA (as defined in the Employment Agreement) of between $1.00 and $1,000,000, Macaluso shall receive a cash bonus of 30% of such annual Adjusted EBITDA; (ii) when the Company achieves annual Adjusted EBITDA of between $1,000,001 and $2,000,000, Macaluso shall receive an additional cash bonus of 20% of such annual Adjusted EBITDA which exceeds $1,000,000; and (iii) when the Company achieves annual Adjusted EBITDA greater than $2,000,000, Macaluso shall receive an additional cash bonus of 10% of such annual Adjusted EBITDA which exceeds $2,000,000. Macaluso shall also be entitled to a monthly car allowance of $1,200.

Further, the Company granted to Macaluso 2,700,000 options (the “Options”) to purchase shares of the Company’s common stock, par value $0.0001 per share. The Options shall vest as follows: (i) 900,000 of the Options shall vest shall vest quarterly over the period beginning on March 19, 2015 and ending March 18, 2016, at an exercise price of $1.00 per share; (ii) 900,000 of the Options shall vest quarterly over the period beginning on March 19, 2016 and ending March 18, 2017, at an exercise price of $1.25 per share; and (iii) 900,000 of the Options which shall vest quarterly over the period beginning on March 18, 2017 and ending March 18, 2018, at an exercise price of $1.50 per share.

Non-Compete Agreement

In conjunction with the Employment Agreement, Mr. Macaluso entered into a non-compete, non-solicitation and non-disclosure Agreement, dated September 16, 2014, with the Company (the “Non-Compete Agreement”). Under the Non-Compete Agreement, Macaluso must keep the Company’s confidential and proprietary information confidential and is prohibited from inducing or attempting to induce any employee of the Company from terminating his or her employment with the Company, and soliciting the business of any client or customer of the Company, during the period commencing on the Commencement Date and ending on the termination of Macaluso’s employment with the Company for any reason. Further, Macaluso is prohibited from engaging in a venture or business substantially similar to that of the Company or that is in direct or indirect competition with the Company in the United States during the period commencing on the Commencement Date and ending on the termination of Macaluso’s employment with the Company for any reason.

The above descriptions of the Employment Agreement and the Non-Compete Agreement do not purport to be complete and are qualified in their entirety by the full text of the Employment Agreement (which includes the Non-Compete Agreement), which are attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated September 16, 2014, by and between Wizard World, Inc. and John Macaluso, individually

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZARD WORLD, INC.

Date: September 19, 2014	By:	/s/ John Macaluso
	Name:	John Macaluso
	Title:	Chief Executive Officer